Exhibit 99.1
Ú     FOLD AND DETACH HERE AND READ THE REVERSE SIDE     Ú

PROXY
WINDROSE MEDICAL PROPERTIES TRUST
3502 Woodview Trace, Suite 210, Indianapolis, Indiana 46268
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF
WINDROSE MEDICAL PROPERTIES TRUST
      The undersigned hereby appoints Frederick L. Farrar and Daniel R. Loftus, and each or either of them, as proxies, with full power of substitution, and hereby authorizes them to vote, as designated herein, all common shares of beneficial interest, $0.01 par value per share, of Windrose Medical Properties Trust held of record by the undersigned shareholder as of the close of business on November 8, 2006, at the special meeting of shareholders to consider and vote on the proposed merger of Windrose Medical Properties Trust with and into Heat Merger Sub, LLC, which is a wholly-owned subsidiary of Health Care REIT, Inc. (the “Merger”), to be held on December 14, 2006, and at any adjournment or postponement thereof.
      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” the approval of the Merger.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
(Please complete, date and SIGN on the reverse side)

Windrose Medical Properties Trust
Voting by telephone or over the Internet is quick, easy and immediate. As a Windrose Medical Properties Trust common shareholder of record, you have the option of voting your common shares electronically over the Internet or by telephone, eliminating the need to return this proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on December 13, 2006.
To Vote Your Proxy Over the Internet
 www.proxyvote.com
Have your proxy card available when you access the above website. Follow the prompts to vote your common shares.
To Vote Your Proxy By Telephone
 1 (800) 690-6903
 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call the above telephone number. Follow the voting instructions to vote your common shares.
PLEASE DO NOT RETURN THE PROXY CARD BELOW IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.
To Vote Your Proxy by Mail
Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.
▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE MERGER OF
WINDROSE MEDICAL PROPERTIES TRUST WITH AND INTO HEAT MERGER SUB, LLC,
WHICH IS A WHOLLY OWNED SUBSIDIARY OF HEALTH CARE REIT, INC. (the “MERGER”).
Please mark your votes like this	☒

		FOR	AGAINST	ABSTAIN
1.	PROPOSAL ONE — APPROVAL OF THE MERGER	☐	☐	☐

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting of shareholders and any adjournments or postponements thereof.
COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature	Title (Signature, if held jointly)	Dated:	, 2006.

NOTE: Please sign exactly as your name or names appear on the proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in the partnership name by authorized person.